AMENDMENT NO. 1 TO BUSINESS COMBINATION AGREEMENT This FIRST AMENDMENT TO BUSINESS COMBINATION AGREEMENT (this “Amendment No. 1”), dated as of March 27, 2023, is made and entered into between Wejo Group Limited, an exempted company limited by shares incorporated under the laws of Bermuda (“Wejo”), and TKB Critical Technologies 1, an exempted company incorporated under the laws of the Cayman Islands (“TKB”). RECITALS WHEREAS, Wejo, TKB and Green Merger Subsidiary Limited, an exempted company incorporated under the laws of the Cayman Islands (“Merger Sub 1”), have entered into that certain Business Combination Agreement, dated as of January 10, 2023 (the “Agreement”); WHEREAS, on January 16, 2023, Wejo Holdings Limited, an exempted company limited by shares incorporated under the laws of Bermuda (“Holdco”), and Wejo Acquisition Company Limited, an exempted company limited by shares incorporated under the laws of Bermuda (“Merger Sub 2” and, together with Wejo, TKB, Holdco and Merger Sub 1, the “Parties”), signed a joinder agreement to the Agreement agreeing to be bound by it as if they were original parties thereto; WHEREAS, Section 7.3 of the Agreement requires that any amendments to the Agreement be in writing and signed by Wejo and TKB; and WHEREAS, Wejo and TKB desire to amend the Agreement on the terms and conditions set forth herein. NOW, THEREFORE, in consideration of the premises and the mutual promises herein made, and in consideration of the representations, warranties, and covenants contained herein and in the Agreement, Wejo and TKB agree to amend the Agreement as follows: AGREEMENT 1. Amendments 1.1 Section 5.1(b)(vi) of the Agreement is hereby amended and restated in its entirety to read as follows: (vi) create, assume or incur any indebtedness for borrowed money or guaranty any such indebtedness of another Person, or repay, redeem or repurchase any such indebtedness unless TKB has first requested in writing that Wejo provide an alternative form of financing to TKB in an amount reasonably requested by TKB and Wejo fails to provide a binding and irrevocable commitment for such financing through third party sources of financing or otherwise on or before the earlier of three (3) Business Days or five (5) days from the date of such request;

2 1.2 Section 7.2(b)(i)(D) of the Agreement is hereby amended and restated in its entirety to read as follows: (D) (1) mutual written consent of Wejo and TKB, (2) Wejo for any reason other than pursuant to Section 7.1(b)(v), Section 7.1(c)(i), Section 7.1(c)(ii), (2) TKB pursuant to Section 7.1(d)(iv), Wejo shall pay TKB or its designee for any reasonable and documented fees, costs and out-of- pocket expenses of TKB or Sponsor incurred or payable in connection with the transactions contemplated hereby, including (x) any amounts payable to professionals (including investment bankers, brokers, finders, attorneys, accountants and other consultants and advisors) retained by or on behalf of TKB, and (y) any principal amount on loans entered into by TKB or Sponsor in compliance with the Agreement, for up to a maximum aggregate amount of $1,000,000 in respect of (x) and (y), plus an additional amount not to exceed $500,000 on account of interest or repayment premiums on any principal amount of loans entered into by TKB or Sponsor in compliance with the Agreement (collectively, the “TKB Expense Reimbursement”). In addition to the foregoing, Wejo shall pay the TKB Expense Reimbursement to TKB or its designee if the Registration Statement is not filed or confidentially submitted with the SEC on or before April 17, 2023 (the “Registration Statement Deadline”) (other than due to any failure by TKB to comply with its obligations set forth in the first sentence of Section 5.11). If the Registration Statement is not filed or confidentially submitted with the SEC on or before on or before the Registration Statement Deadline, the parties agree to meet on or before April 21, 2023 to discuss in good faith a possible mutual termination of the Agreement at that time. 1.3 Section 7.2(b)(v) of the Agreement is hereby amended and restated in its entirety to read as follows: (v) In the case the TKB Expense Reimbursement is due pursuant to Section 7.2(b)(i)(D), Wejo shall pay the TKB Expense Reimbursement no later than three (3) Business Days following the termination of the Agreement by wire transfer of same-day funds to an account designated in writing by TKB or its designee. 1.4 The first sentence of Section 7.2(b)(vi) of the Agreement is hereby amended and restated in its entirety to read as follows: For the avoidance of doubt, in no event shall Wejo be obligated to pay the Wejo Termination Fee or the TKB Expense Reimbursement on more than one occasion. 1.5 The definition of “TKB Transaction Expenses” in Section 8.17(rrr) of the Agreement is hereby amended and restated in its entirety to read as follows:

3 (rrr) “TKB Transaction Expenses” means (i) all fees and expenses of TKB incurred or payable as of the Closing and not paid prior to the Closing in connection with the consummation of the transactions contemplated hereby, including amounts payable to professionals (including investment bankers, brokers, finders, attorneys, accountants and other consultants and advisors) retained by or on behalf of TKB, including any all deferred expenses and (ii) the amounts incurred or payable by TKB or Sponsor as of the Closing and not paid prior to the Closing with respect to those loans entered into by TKB or Sponsor as set forth on Schedule 1 attached hereto and any similar loans approved by Wejo. 2. Miscellaneous 2.1 Binding Effects. This Amendment No. 1 is binding on the Parties, their respective heirs, executors, legal representative, successors, and assigns. 2.2 Headings. Headings are for convenience only and do not affect the interpretation of this Amendment No. 1. 2.3 Governing Law. This Amendment No. 1 shall be governed by, and construed in accordance with, the Laws of the State of New York, without giving effect to principles or rules of conflict of Laws to the extent such principles or rules would require or permit the application of Laws of another jurisdiction. 2.4 Effect of Amendment No. 1. Except as expressly amended hereby, all other terms and provisions of the Agreement continue in full force and effect. This Amendment No. 1 may be amended, supplemented, or changed only by an agreement in writing that makes specific reference to this Amendment No. 1, and is executed and delivered by the parties hereto. This Amendment No. 1 modifies the Agreement and any previous amendments. 2.5 Definitions; Rules of Interpretation. The definitions and rules of interpretation provided in the Agreement also govern the construction of this Amendment No. 1. Capitalized terms used but not otherwise defined herein shall have the meanings ascribed to them in the Agreement. 2.6 Counterparts; Electronic Signatures. This Amendment No. 1 may be executed in two or more counterparts, all of which shall be considered one and the same agreement and shall become effective when one or more counterparts have been signed by each of the parties and delivered to the other parties. Delivery of an executed counterpart of a signature page to this Amendment No. 1 by electronic means, including docusign, e-mail, or scanned pages shall be effective as delivery of a manually executed counterpart to this Amendment No. 1. 2.8 Other Provisions. The provisions of Section 8.3 (Notices), Section 8.8 (Assignment), Section 8.9 (Consent to Jurisdiction), Section 8.11 (Severability), Section 8.12 (Failure or Indulgence Not Waiver; Remedies Cumulative), Section 8.13 (Waiver of Jury Trial), and Section 8.15 (Fees and Expenses) of the Agreement

4 shall apply mutatis mutandis to this Amendment No. 1 and are deemed to be incorporated herein by reference. [Signatures on the following page]

[Signature Page to Amendment No. 1 to Business Combination Agreement] IN WITNESS WHEREOF, the parties have executed this Amendment No. 1 as of the date first written above. WEJO GROUP LIMITED By:_________________________ Name: John Maxwell Title: Chief Financial Officer Date: March 27, 2023 TKB CRITICAL TECHNOLOGIES 1 By:_________________________ Name: Angela Blatteis Title: Co-Chief Executive Officer and Chief Financial Officer Date: March 27, 2023

Schedule A SCHEDULE 1 Sponsor Loans Amended and Restated Promissory Note dated March 9, 2023 by and between Sponsor and Daniel Phelan.